EXHIBIT 99.1

AMENDMENT NO. 1 TO
EARN IN AGREEMENT

THIS AMENDMENT NO. 1 TO EARN IN AGREEMENT (“Amendment”) is effective as of December ____, 2011 and amends the Earn In Agreement dated effective as of the  15th day of September 2011 (the “Agreement”):

AMONG:

Anadolun Madencilik Ltd. Sti., a limited company incorporated under the laws of the Republic of Turkey and having an office for business located at Cetin Emec Bulvari 1328 sk.No 6/1 Ovecler, Ankara, Turkiye (“Anadolun”).

AND:

Black Sea Metals, Inc. (formerly know as Texada Ventures, Inc.), a corporation incorporated under the laws of the State of Nevada and having an office for business located at 421 9th Street Manhattan Beach, California, 90266 (“Texada”).

All undefined terms used herein shall have the meanings assigned in the Agreement.

WHEREAS:

A.	The parties entered into the Agreement, whereby Anadolun granted to Texada the exclusive right to earn up to an undivided 95% interest in the Karasu Property;

B.	The parties initially agreed that the License would be transferred to Karasu Holdco and Anadolun would serve as Operator of the Karasu Property;

C.
The parties formed KARASU TEXADA Madencilik Limited Sti. (KARASU TEXADA Mining Energy Construction Industry and Commerce Limited Company Sti.), a limited company under the provisions of the Turkish Commercial Code of the Republic of Turkey, as Karasu Holdco, and have  determined that the License shall remain with Anadolun and Karasu Holdco will serve as Operator; and

D.	The parties now desire to enter into this Amendment to amend certain terms of the Agreement to account for changes in the structure.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Anadolun and Texada agree that the following definitions set forth in Section 1.1 of the Agreement shall be amended to read as follows:

(kk)           “Operator” means that person or company acting as such pursuant to this Agreement and the Lease Agreement, which shall initially be Karasu.

(ll)           “Operations” means every kind of work done, or activity performed, by Karasu on or in respect of the Karasu Property to plan, arrange.

2.           Schedule  D --  Form of Lease and Operating Agreement set forth in Section 1.3 of the Agreement shall be replaced with Schedule  D attached hereto.

3.           Anadolun and Texada agree that the following representation and warranty set forth in Section 2.1(h) of the Agreement shall be amended to read as follows:

(h)           Anadolun has good beneficial title to, and has the right to transfer the License free and clear of all liens, charges, encumbrances, defects in title, and any other restrictions, except as otherwise set forth on Schedule B;

4.           Anadolun and Texada agree that the following representations, warranties and covenants set forth in Section 3.1 of the Agreement shall be amended to read as follows:

(a)  it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b)  it has duly obtained or will duly obtain all corporate authorizations for the execution of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement and for the performance of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement by it and the consummation of the transactions contemplated herein and therein will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of Texada or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which Texada is a party or by which it is bound or to which it may be subject;

(c)  the entering into and the performance of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement  and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which Texada is bound, or any statute or regulation applicable to Texada; and

(d)  no proceedings are pending for, and Texada is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Texada or the placing of Texada in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

5.           Anadolun and Texada agree that the following agreements set forth in Section 4.1 of the Agreement shall be amended to read as follows:

(c)     Texada agrees to assign its right title and interests in Karasu Holdco to Anadolun or any party that Anadolun may nominate in the event (i) the Closing Date has not occurred on or before January 31, 2012 or such other date as may be mutually agreed in writing by the Parties; (ii) this Agreement is terminated in accordance with Section 8.1 or (ii) the Lease Agreement is terminated in accordance with Section 8.4.

(d)    In the event this Agreement is terminated in accordance with Section 8.3 or otherwise breached by Anadolun, at Texada’s election (i) the Karasu Royalty Interest shall vest in Black Sea or (ii) Anadolun shall upon demand execute and deliver to Texada, or its designee, a legally sufficient written commitment  conveying to Black Sea, or its designee, all of its rights, titles and interest in and to the Karasu Property and the License, as applicable.

6.           Anadolun and Texada agree that Section 4.2 of the Agreement shall be deleted in its entirety and the following shall be inserted:

Section 4.2                         [Intentionally Omitted]

7.           Anadolun and Texada agree that Section 5.1 of the Agreement shall be deleted in its entirety and the following shall be inserted:

5.1           Grant of Earn-in.  Anadolun hereby grants to Texada the sole and exclusive right to earn a 95% Karasu Royalty Interest, free and clear of all charges, encumbrances and claims and agrees to effect the transactions set forth in Sections of 12.2, 12.3, 12.4, 14.1, 14.3 and 15.1 of the Lease Agreement, in consideration for the undertakings set forth in Section 5.2, the Bridge Loan and the representations, warranties and covenants set forth in this Agreement.

8.           Anadolun and Texada agree that the following agreements set forth in Article 7 of the Agreement shall be amended to read as follows:

ARTICLE 7
CONDITIONS TO CLOSING

7.1           Texada’s Conditions to Closing. Texada’s obligation to consummate the transaction contemplated by this Agreement is conditional upon the reasonable satisfaction (or waiver in writing if permissible under Law)  at or prior to January 31, 2012 or such other date as may be mutually agreed to in writing by the parties (the “Closing Date”) of the following conditions:

(a)  all regulatory, governmental, and court consents, waivers and approvals (including but not limited to any applicable antitrust consents, waivers, and approvals)required related to exploration license in connection with the transaction contemplated by this Agreement shall have been obtained or met and shall remain in full force and effect;

(b)  the representations and warranties of Anadolun contained in Article 2 shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date);

(c)  completion of due diligence to the reasonable satisfaction of Texada;

(d)  Texada shall not have, during the course of conducting its due diligence, discovered any condition that is reasonably expected to have a Material Adverse Effect on Texada;

(e)  Anadolun shall have furnished to Texada, a written opinion of external Turkish counsel of recognized standing in form and substance reasonably satisfactory to Texada, addressed to Texada, and dated the Closing Date, or such other documentation as may be reasonably acceptable by Texada, confirming the transfer of the License is free and clear of all liens, charges, encumbrances, defects in title, and any other restrictions, except as otherwise set forth on Schedule B;

(f)  Anadolun and Karasu Holdco shall have entered into a Lease Agreement containing the terms set forth in Schedule D and such other terms as the Parties may mutually agree; and

(g)  Texada shall have received a certificate, in form and substance reasonably satisfactory to Texada, addressed to Texada, and dated the Closing Date, signed by a Responsible Officer of Anadolun, confirming compliance with the conditions set forth in Subsections 7.1(a) and (b).

7.2           Anadolun’s Conditions to Closing. Anadolun’s obligation to consummate the transaction contemplated by this Agreement is conditional upon the satisfaction (or waiver in writing if permissible under Law) at or prior to the Closing Date of the following conditions:

(a)  all regulatory, governmental, and court consents, waivers and approvals (including but not limited to any applicable antitrust consents, waivers, and approvals) required related to exploration license in connection with the transaction contemplated by this Agreement shall have been obtained or met and shall remain in full force and effect;

(b)  the representations and warranties of Texada contained in Article 3 shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date); and

(c)  Anadolun, Texada and Karasu Holdco shall have entered into a Lease Agreement containing the terms set forth in Schedule D and such other terms as the Parties may mutually agree.

9.           Anadolun and Texada agree that Sections 8.3 and 8.4 of the Agreement  shall be amended to read as follows:

8.3           Breach by Anadolun. Subject to Texada having paid the consideration under Section 5.2, if there is a material breach by Anadolun of any of the terms of this Agreement or the Lease, and such breach is not cured within 90 calendar days, then upon the occurrence of any such material breach, (a) at the election of Texada: (i) the 95% Karasu Royalty Interest shall vest in Texada, free and clear of all charges, encumbrances or claims and (ii) Anadolun will transfer, assign and convey its interests in Karasu to Texada or any party that Texada may nominate, subject to Anadolun receiving a 5% Karasu Royalty Interest (which shall be calculated in accordance with Section 12.2 of the Lease Agreement, substituting references to Texada with Anadolun) or (b) Anadolun shall upon demand execute and deliver to Texada, or its designee, a legally sufficient written commitment  conveying to Texada, or its designee, all of its rights, titles and interest in and to the Karasu Property and the License, as applicable, subject to Anadolun receiving a 5% Karasu Royalty Interest (which shall be calculated in accordance with Section 12.2 of this Lease Agreement, substituting references to Texada with Anadolun).

8.4           Breach by Texada. If there is a material breach by Texada of any of the terms of this Agreement, and such breach is not cured within 90 calendar days, then Texada will transfer, assign and convey its interests in Karasu Holdco to Anadolun or any party that Anadolun may nominate, subject to Texada receiving a Karasu Royalty Interest in the following amount:

(a)  if any such material breach occurs and remains uncured one year after the Closing Date then Texada shall be entitled to a 31.67% Karasu Royalty Interest; and

(b)  if any such material breach occurs and remains uncured two years after the Closing Date then Texada shall be entitled to a 63.3% Karasu Royalty Interest.

10.           Anadolun and Texada agree that Article 9 of the Agreement shall be amended to read as follows:

ARTICLE 2
RIGHT OF ENTRY

9.1           Entry.  Upon a breach of this Agreement by Anadolun or termination of the Lease Agreement, (a) Texada, or its designee, and its employees, agents and independent contractors, shall have the sole and exclusive right in respect of the License and the Karasu Property to: (i) enter thereon; (ii) have exclusive and quiet possession thereof, (iii) do such prospecting, exploration, development and/or other mining work thereon and thereunder as Texada in its sole discretion may determine advisable; (iv) bring upon and erect upon the Karasu Property buildings, plant, machinery and equipment as Texada may deem advisable; and (v) remove therefrom and dispose of reasonable quantities or ores, minerals and metals for the purpose of obtaining assays or making other tests; and (b) at the election of Black Sea: (i) the Karasu Royalty Interest shall vest in Texada or (ii) Anadolun shall upon demand execute and deliver to Texada, or its designee, a legally sufficient written commitment  conveying to Texada, or its designee, all of its rights, titles and interest in and to the Karasu Property and the License, as applicable.

(b)       Except as otherwise provided in this Section 9.1, Texada agrees that no further claim, demands, rights or compensation can be made against Anadolun and/or Karasu for any other reason.

11.           Anadolun and Texada agree that the following agreements set forth in Article 10 of the Agreement shall be amended to read as follows:

ARTICLE 10
TRANSFERS

10.1           Transfers.  Subject to Law, either Party may at any time either during the Earn-in Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to its rights under this Agreement or the Lease Agreement provided that(i) either, in the case of Black Sea, Anadolun has consented to the transfer or, in the case of Anadolun, Black Sea has consented in writing to the transfer, which consent in all cases shall not be unreasonably withheld or delayed, and (ii) any purchaser, grantee or transferee of any such interest shall have first delivered to the Party(ies) not transferring an interest, its agreement relating to this Agreement and to the Lease Agreement, containing:

(a)  A covenant to perform all the obligations of the transferring Party to be performed under this Agreement in respect of the interest to be acquired by it from the transferring Party to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)  A provision subjecting any further sale, transfer or other disposition of such interest in the Karasu Property and/or this Agreement or any portion thereof to the restrictions contained in this Article 10.

Upon the transfer by a Party of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the transferring Party shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the transferring Party shall have no further interest in this Agreement.

Nothing in this Agreement or the Lease Agreement shall restrict the transfer of all or part of the Karasu Royalty Interest when vested.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first above written

Anadolun Madencilik Ltd. Sti.

Per:  ________________________________________
Authorized Signatory

Black Sea Metals, Inc. (f/k/a Texada Ventures, Inc.)

Per:  ________________________________________
Authorized Signatory

Schedule D
Terms of Lease and Operating Agreement